UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act 1934

Date of Report (Date of earliest event reported)

July 14, 2009

The Estée Lauder Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

212-572-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 14, 2009, Ronald S. Lauder, retired from the board of directors (the “Board”) of The Estée Lauder Companies Inc. (the “Company”). He remains Chairman of Clinique Laboratories, LLC, a subsidiary of the Company.

On July 14, 2009, Jane Lauder was elected to the Board to fill the vacancy created by the retirement from the Board of Ronald S. Lauder. Ms. Lauder is Senior Vice President, General Manager of Origins, a division of the Company and its subsidiaries.

Ms. Lauder is the daughter of Ronald S. Lauder and the sister of Aerin Lauder, Senior Vice President – Global Creative Director for the Estée Lauder brand and a director of the Company. Her uncle, Leonard A. Lauder, is Chairman Emeritus and a director of the Company, her aunt, Evelyn H. Lauder, is Senior Corporate Vice President of the Company, and her cousin, William P. Lauder, is Executive Chairman and a director of the Company.

Ms. Lauder’s base salary is currently $400,000 per year. Ms. Lauder’s bonus opportunity for the year ending June 30, 2010 has not yet been set. She will receive no additional compensation for her service on the Board. For information regarding the compensation of the family members noted above, see “Certain Relationships and Related Transactions – Lauder Family Relationships and Compensation” in the Company’s proxy statement, dated October 3, 2008 (the “2008 Proxy Statement”).

Certain members of the Lauder family (other than Jane Lauder) and certain related entities and trusts are parties to a stockholders’ agreement with the Company (the “Stockholders’ Agreement”). The Stockholders’ Agreement is described in the 2008 Proxy Statement under the captions “Additional Information Regarding the Board of Directors – Stockholders’ Agreement” and “Certain Relationships and Related Transactions – Stockholders’ Agreement.” Collectively, the parties to the Stockholders’ Agreement owned shares of Class A and Class B Common Stock having approximately 83.5% of the voting power of the Company as of June 30, 2009. Ms. Lauder is party to a registration rights agreement with the Company, which is described in the 2008 Proxy Statement under the caption “Certain Relationships and Related Transactions – Registration Rights Agreement.” The Company has subleased certain of its office space in New York to an affiliate of Ronald S. Lauder. For the fiscal year ended June 30, 2009, the rent paid or accrued was approximately $780,000, which equals the Company’s lease payments for that space. The Company also has agreed to provide such affiliate with certain services, such as phone systems, payroll service and office and administrative services, which are reimbursed at a rate approximating the Company’s incremental cost thereof. For fiscal 2009, the affiliate paid approximately $7.6 million pursuant to such agreement. At June 30, 2009, the affiliate had deposited with the Company $1.3 million to cover expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTĒE LAUDER COMPANIES INC.

Date:	July 16, 2009	By:	/s/ Spencer G. Smul

Spencer G. Smul

Senior Vice President,

Deputy General Counsel and

Secretary

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